Exhibit 99-a

For Immediate Release
April 22, 2004


                    BellSouth Reports First Quarter Earnings
     o   636,000 long distance customer net additions
     o   156,000 DSL customer net additions
     o   554,000 Cingular Wireless customer net additions


ATLANTA - BellSouth Corporation (NYSE: BLS) announced first quarter 2004 earnings per share (EPS) from continuing operations of 63 cents, including special items totaling 15 cents (see below). This compared to 46 cents in the first quarter of 2003, including special items totaling 4 cents (see below).

For the first quarter, consolidated revenues from continuing operations were $5.0 billion, 0.8 percent lower than the same quarter of the previous year. Income from continuing operations was $1.2 billion compared to $850 million in the same quarter a year ago.

Operating free cash flow from continuing operations (defined as cash flow from operations less capital expenditures) totaled $1.1 billion. Capital expenditures for continuing operations in the first quarter of 2004 were $635 million compared to $588 million in 2003.

In accordance with Generally Accepted Accounting Principles (GAAP), BellSouth's reported consolidated revenues and consolidated operating expenses from continuing operations do not include the company's 40 percent share of Cingular Wireless.

Normalized results from continuing operations include BellSouth's 40 percent proportionate share of Cingular's revenues and expenses. Normalized EPS was 48 cents in the first quarter of 2004 compared to 50 cents in the same quarter a year ago. Normalized revenues were $6.6 billion, an increase of 2.0 percent versus the first quarter of 2003. Normalized net income was $888 million, compared to $924 million in the same quarter a year ago.

Communications Group

Growth in revenues from long distance and DSL offset access line declines holding Communications Group revenues flat at $4.6 billion compared to 2003. Operating margin for the quarter was 25.6 percent compared 26.3 percent for the full year in 2003.

BellSouth added 636,000 long distance customers during the first quarter of 2004, for a total of 4.6 million and almost 35 percent penetration of its mass-market customers by quarter-end. This progress was driven by Unlimited long distance plans and new flat rate calling plans.

BellSouth added 156,000 net DSL customers for a total of 1.6 million at quarter-end. Led by DSL, data revenues were $1.1 billion, up slightly compared to the same quarter of 2003.

Total access lines of 22.1 million at March 31 declined 3.6 percent compared to a year earlier. Residence and business access lines served by BellSouth competitors under UNE-P (unbundled network elements-platform) increased by 301,000 in the first quarter.

Domestic Wireless / Cingular

Cingular Wireless continued strong customer growth with 554,000 net cellular/PCS customers in the first quarter.

BellSouth's share of Cingular's revenues was $1.6 billion, a gain of 8.4 percent compared to the same quarter a year ago. Segment operating income was $224 million for the quarter compared to $286 million in 2003. First quarter operating margin was 14.2 percent compared to 19.7 percent in the first quarter of 2003 and a 580 basis point improvement over the fourth quarter of 2003.

Cingular is moving towards completing the deployment of its nationwide network of next-generation GSM/GPRS technology. By the end of the first quarter of 2004, the company's GSM/GPRS network covered 94 percent of the company's operational POPs, and Cingular expects to achieve 100 percent network coverage by July 2004. At the end of the first quarter, over 53 percent of Cingular's handsets were GSM capable and approximately 66 percent of Cingular's total minutes are now carried on its GSM network.

When Cingular's pending acquisition of AT&T Wireless is complete, Cingular will become the nation's leading wireless carrier providing a strong platform for growth to BellSouth. The assets that Cingular and AT&T Wireless will bring together have an outstanding strategic fit and the new Cingular will be capable of delivering a new level of world-class service, products and features to wireless customers with better service quality, broader coverage, more data services, and more choices.

Advertising & Publishing

Advertising & Publishing revenues were $482 million in the first quarter of 2004, a decrease of 3.2 percent compared to the same quarter a year ago, resulting from the lingering effects of a slow economy in 2003 and continued competition. Operating margins for the first quarter of 2004 improved slightly over the first quarter of 2003 driven by improvements in uncollectibles expense. Segment net income was $147 million compared to $149 million in the first quarter of 2003.

Discontinued Operations: Latin America Group

On March 8, 2004, BellSouth announced that it had signed a definitive agreement with Telefonica Moviles, the wireless affiliate of Telefonica, S.A., to sell BellSouth's interests in its 10 Latin American operations. The transaction is expected to close in stages as closing conditions are met with the final closing expected to occur in the second half of 2004.

Following generally accepted accounting principles (GAAP); the company's financial statements reflect results for the Latin American segment in the line item titled Discontinued Operations.

In the first quarter of 2004, BellSouth reported income from discontinued operations of 24 cents per share compared to 3 cents per share in 2003. Income from discontinued operations was $449 million and includes an $11 million gain from foreign currency and a one-time tax benefit of $424 million.

The BellSouth Latin American operations added 954,000 customers in the first quarter of 2004 for a total of 10.6 million customers served at the quarter-end. Latin American operations produced $677 million in revenue for the first quarter of 2004.

2003 Accounting Changes

In the first quarter of 2003, BellSouth adopted Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations." The adoption of SFAS 143 resulted in a one-time increase in net income of $816 million (44 cents per share). BellSouth also changed the method for recognizing revenues and expenses in its directory publishing business from the issue basis method to the deferral method. The change resulted in a one-time decrease to net income of $501 million, or 27 cents per share, in the first quarter of 2003. Together, these changes result in a gain of 17 cents to 2003 earnings per share.

Special Items

In the first quarter of 2004, the difference between reported (GAAP) EPS from continuing operations and normalized EPS is shown in the following table:

------------------------------------------------------- ------------ -----------
                                                           1Q04         1Q03
------------------------------------------------------- ------------ -----------
------------------------------------------------------- ------------ -----------
GAAP Diluted EPS - from continuing operations              $0.63        $0.46
------------------------------------------------------- ------------ -----------
------------------------------------------------------- ------------ -----------
       Pension Settlement / Severance Costs                              0.04
------------------------------------------------------- ------------ -----------
------------------------------------------------------- ------------ -----------
       Sale of Denmark operations                          (0.16)
------------------------------------------------------- ------------ -----------
------------------------------------------------------- ------------ -----------
       SC Regulatory Settlement                             0.02
------------------------------------------------------- ------------ -----------
------------------------------------------------------- ------------ -----------
Diluted EPS - Normalized from continuing operations (1)    $0.48        $0.50
------------------------------------------------------- ------------ -----------
(1) Diluted EPS- Normalized from continuing operations may not sum due to rounding

Pension Settlement / Severance Costs - Costs associated with workforce reductions in 2002 and 2003.

Sale of Denmark operations  - Gain on sale of Sonofon, Denmark operations

SC Regulatory Settlement -In April 2004, BellSouth entered into a settlement agreement with the South Carolina Consumer Advocate with respect to previously disclosed litigation (See 2003 10K). The settlement requires among other things, that BellSouth refund $50 million to its South Carolina customers. The refund was recorded in the first quarter 2004 as a reduction to revenue.

About BellSouth Corporation

BellSouth Corporation is a Fortune 100 communications services company headquartered in Atlanta, Georgia. BellSouth serves nearly 50 million local, long distance, Internet and wireless customers in the United States and 12 other countries.


Consistently recognized for customer satisfaction, BellSouth provides complete communications solutions to the residential and business markets. In the residential market, BellSouth offers DSL high-speed Internet access and long distance, advanced voice features and other services. The company's BellSouth AnswersSM package combines local and long distance service with an array of calling features; wireless data, voice and e-mail services; and high-speed DSL or dial-up Internet service and Cingular Wireless. In the business market, BellSouth serves small, medium and large businesses providing secure, reliable local and long distance voice and data networking solutions. BellSouth also provides online and directory advertising services through BellSouth(R) RealPages.comSM and The Real Yellow Pages(R).


BellSouth owns 40 percent of Cingular Wireless, the nation's second largest wireless company, which provides innovative wireless voice and data services.

Further information about BellSouth and Cingular's first quarter earnings can be accessed at www.bellsouth.com/investor. The press release, financial statements and BLS Investor News summarizing highlights of the quarter are available on the BellSouth Investor Relations web site starting today at 8 a.m. Eastern Time
(ET).

BellSouth will host a conference call with investors today at 10 a.m. (ET). Participating will be BellSouth CFO, Ron Dykes and Investor Relations Vice President, Nancy Davis. Dial-in information for the conference call is as follows:
Domestic:  888-370-1863
International:  706-634-1735

The conference call will also be web cast live beginning at 10:00 a.m. (ET) on our website at www.bellsouth.com/investor. The web cast will be archived on our website beginning at approximately 1 p.m. (ET) today.

A replay of the call will be available beginning at approximately 1 p.m. (ET) today, through April 29, 2004 and can be accessed by dialing:
Domestic:  800-642-1687 - Reservation number:  6093719
International:  706-645-9291 - Reservation number:  6093719

In addition to historical information, this document may contain forward-looking statements regarding events and financial trends. Factors that could affect future results and could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: (i) a change in economic conditions in domestic or international markets where we operate or have material investments which would affect demand for our services; (ii) the intensity of competitive activity and its resulting impact on pricing strategies and new product offerings; (iii) higher than anticipated cash requirements for investments, new business initiatives and acquisitions; (iv) unfavorable regulatory actions; (v) currency devaluations and continued economic weakness in certain international markets in which we operate or have material investments; and (vi) those factors contained in the Company's periodic reports filed with the SEC. The forward-looking information in this document is given as of this date only, and, BellSouth assumes no duty to update this information.


This document may also contain certain non-GAAP financial measures. The most directly comparable GAAP financial measures, and a full reconciliation of non-GAAP to GAAP financial information, are attached hereto and provided on the Company's investor relations web site, www.bellsouth.com/investor.

For More Information Contact:
Jeff Battcher, Media Relations at 404-249-2793
BellSouth Investor Relations at 800-241-3419

    BellSouth Corporation
    Consolidated Statements of Income - Reported Basis (unaudited) (amounts in millions, except per share data)

    Note to Readers: See Normalization Earnings Summary and Reconciliation to GAAP results on page 3 for a summary of unusual items included in Reported Basis results.
                                      1Q04    1Q03   Growth    4Q03   Growth

    Operating Revenues
      Communications group           $4,485  $4,508    -0.5%  $4,576    -2.0%
      Advertising and publishing        479     494    -3.0%     518    -7.5%
      All other                          12      12     0.0%      13    -7.7%
        Total Operating Revenues      4,976   5,014    -0.8%   5,107    -2.6%
    Operating Expenses
      Cost of services and products   1,798   1,675     7.3%   1,762     2.0%
      Selling, general &
       administrative                   909     919    -1.1%     980    -7.2%
      Depreciation and amortization     898     949    -5.4%     950    -5.5%
      Provision for restructuring
       and asset impairments             13     120   -89.2%      16   -18.8%
        Total Operating Expenses      3,618   3,663    -1.2%   3,708    -2.4%
    Operating Income                  1,358   1,351     0.5%   1,399    -2.9%
    Interest Expense                    215     258   -16.7%     222    -3.2%
    Other Income (Expense), net         630     247   155.1%     108      N/M*
    Income from Continuing
     Operations before Income Taxes,
     Discontinued Operations and
     Cumulative Effect of Changes
     in Accounting Principles         1,773   1,340    32.3%   1,285    38.0%
    Provision for Income Taxes          623     490    27.1%     449    38.8%
    Income from Continuing
     Operations before Discontinued
     Operations and Cumulative Effect
      of Changes in Accounting
      Principles                      1,150     850    35.3%     836    37.6%
    Income (Loss) from Discontinued
     Operations, net of tax             449      65   590.8%     (49) 1016.3%
    Income Before Cumulative Effect
     of Changes in Accounting
     Principles                       1,599     915    74.8%     787   103.2%
    Cumulative Effect of Changes in
     Accounting Principles, net of
     tax                                -       315  -100.0%     -        N/M
          Net Income                  1,599   1,230    30.0%     787   103.2%

    Diluted:
      Weighted Average Common Shares
       Outstanding                    1,838   1,861    -1.2%   1,845    -0.4%
      Earnings Per Share:
         Income from Continuing
          Operations                  $0.63   $0.46    37.0%   $0.45    40.0%
         Income from Discontinued
          Operations                  $0.24   $0.03      N/M  ($0.03)     N/M
         Cumulative Effect of
          Changes in Accounting
          Principles                  $0.00   $0.17  -100.0%   $0.00      N/M
         Net Income                   $0.87   $0.66    31.8%   $0.43   102.3%

    * - Not meaningful.

    Selected Financial and Operating
     Data - Continuing Operations

    Operating income                 $1,358  $1,351     0.5%  $1,399    -2.9%
    Operating margin                  27.3%   26.9%   40 bps   27.4%  -10 bps

    Dividends per share               $0.25   $0.21    19.0%   $0.25     0.0%
    Capital expenditures               $635    $588     8.0%    $948   -33.0%

    Common shares outstanding         1,834   1,847    -0.7%   1,830     0.2%
    Book value per share             $11.48   $9.96    15.3%  $10.77     6.6%

    BellSouth Corporation
    Consolidated Statements of Income from Continuing Operations - Normalized Basis (unaudited)
    (amounts in millions, except per share data)

    Note to Readers: Our reported results, as shown on page 1, are prepared in accordance with generally accepted accounting principles (GAAP). The normalized results presented below exclude the impact of certain non-recurring or non-operating items, the details of which are provided on page 3 and 4 of this release. In addition, the normalized results reflect our 40% proportionate share of Cingular's results, the presentation of which is not allowed under GAAP. Normalized results exclude discontinued operations from all periods. Certain reclassifications have been made to prior periods to conform to the current presentation.

                                       1Q04    1Q03   Growth   4Q03   Growth

    Operating Revenues
       Communications group           $4,488  $4,469     0.4%  $4,528   -0.9%
       Domestic wireless               1,577   1,455     8.4%   1,565    0.8%
       Domestic advertising and
        publishing                       479     494    -3.0%     518   -7.5%
       All other                          12      12     0.0%      14  -14.3%
          Total Operating Revenues     6,556   6,430     2.0%   6,625   -1.0%

    Operating Expenses
       Cost of services and products 2,339 2,125 10.1% 2,327 0.5% Selling, general, &
        administrative expenses        1,464   1,404     4.3%   1,572   -6.9%
       Depreciation and amortization   1,119   1,144    -2.2%   1,179   -5.1%
          Total Operating Expenses     4,922   4,673     5.3%   5,078   -3.1%
    Operating Income                   1,634   1,757    -7.0%   1,547    5.6%
    Interest Expense                     272     326   -16.6%     281   -3.2%
    Other Income (Expense), net            4      30   -86.7%      39  -89.7%
    Income Before Income Taxes         1,366   1,461    -6.5%   1,305    4.7%
    Provision for Income Taxes           478     537   -11.0%     459    4.1%
            Net Income                  $888    $924    -3.9%    $846    5.0%

    Diluted:
       Weighted Average Common Shares
        Outstanding                    1,838   1,861    -1.2%   1,845   -0.4%
       Earnings Per Share              $0.48   $0.50    -4.0%   $0.46    4.3%

    Selected Financial and Operating
     Data - Continuing Operations

    Operating income                  $1,634  $1,757    -7.0%  $1,547    5.6%
    Operating margin                   24.9%   27.3% -240 bps   23.4% 150 bps

    Declared dividends per share       $0.25   $0.21    19.0%   $0.25    0.0%
    Capital expenditures                $635    $588     8.0%    $948  -33.0%

    Common shares outstanding          1,834   1,847    -0.7%   1,830    0.2%
    Book value per share              $11.48   $9.96    15.3%  $10.77    6.6%
    Total employees                   64,651  67,342    -4.0%  65,842   -1.8%

    BellSouth Corporation
    Normalized Earnings Summary and Reconciliation to Reported Results (amounts in millions, except per share data)

    First Quarter 2004                                Normalizing Items
                                                                      Sale of
                                                          Cingular    Sonofon
                                                GAAP         A           E

    Operating Revenues                         $4,976      $1,530
    Operating Expenses                          3,618       1,307
    Operating Income                            1,358         223         -
    Interest Expense                              215          57
    Other Income (Expense), net                   630        (164)       (462)
    Income from Continuing Operations
     before Income Taxes                        1,773           2        (462)
    Provision for Income Taxes                    623           2        (167)
    Income from Continuing Operations           1,150         -          (295)
    Income (Loss) from Discontinued
     Operations, net of tax                       449
            Net Income                         $1,599          $0       ($295)

    Diluted Earnings Per Share *                $0.87       $0.00      ($0.16)

    * Normalized earnings per share for first quarter 2004 does not sum due to rounding.


    First Quarter 2004                              Normalizing Items
                                          Discontinued     SC
                                           Operations  Settlement
                                               F            G      Normalized

    Operating Revenues                                       $50      $6,556
    Operating Expenses                                        (3)      4,922
    Operating Income                              -           53       1,634
    Interest Expense                                                     272
    Other Income (Expense), net                                            4
    Income from Continuing Operations
     before Income Taxes                          -           53       1,366
    Provision for Income Taxes                                20         478
    Income from Continuing Operations             -           33         888
    Income (Loss) from Discontinued
     Operations, net of tax                      (449)                   -
            Net Income                          ($449)       $33        $888

    Diluted Earnings Per Share *               ($0.24)     $0.02       $0.48

    * Normalized earnings per share for first quarter 2004 does not sum due to rounding.


    First Quarter 2003                           Normalizing Items
                                                            A&P
                                                           Acctg.
                                                  Cingular Change   FAS143
                                           GAAP       A       B        C

    Operating Revenues                    $5,014   $1,416
    Operating Expenses                     3,663    1,130
    Operating Income                       1,351      286     -        -
    Interest Expense                         258       68
    Other Income (Expense), net              247     (217)
    Income from Continuing Operations
     before Income Taxes                   1,340        1     -        -
    Provision for Income Taxes               490        1
    Income from Continuing Operations        850      -       -        -
    Income (Loss) from Discontinued
     Operations, net of tax                   65
    Income Before Cumulative Effect of
     Changes in Accounting Principles        915      -       -        -
    Cumulative Effect of Changes in
     Accounting Principles                   315              501     (816)
            Net Income                    $1,230       $0    $501    ($816)

    Diluted Earnings Per Share             $0.66    $0.00   $0.27   ($0.44)


    First Quarter 2003                           Normalizing Items
                                            Pension/   Discontinued
                                            Severance   Operations
                                                D           F       Normalized

    Operating Revenues                                                $6,430
    Operating Expenses                          (120)                  4,673
    Operating Income                             120         -         1,757
    Interest Expense                                                     326
    Other Income (Expense), net                                           30
    Income from Continuing Operations
     before Income Taxes                         120         -         1,461
    Provision for Income Taxes                    46                     537
    Income from Continuing Operations             74         -           924
    Income (Loss) from Discontinued
     Operations, net of tax                                  (65)        -
    Income Before Cumulative Effect of
     Changes in Accounting Principles             74         (65)        924
    Cumulative Effect of Changes in
     Accounting Principles                                               -
            Net Income                           $74        ($65)       $924

    Diluted Earnings Per Share                 $0.04      ($0.03)      $0.50

    BellSouth Corporation
    Notes to Normalized Financial and Operating Data

    Our normalized earnings have been adjusted for the following:

    (a) The periods presented have been adjusted to include our 40% proportional share of Cingular Wireless' operating results, net of eliminations for amounts charged by other BellSouth companies to Cingular.
    (b) Change in method of accounting related to our directory publishing business from the issue basis method to the deferral method -- The 2003 amount is a one-time charge to net income of $501.
    (c) Adoption of Financial Accounting Standard No. 143 (FAS 143) -- Represents a one-time charge related to the adoption of new accounting rules associated with obligations related to the retirement of long-lived assets. The adjustment resulted in a one-time increase to net income of $816.
    (d) Pension/Severance Costs -- During 2003, the number of employees who voluntarily separated and elected to receive lump-sum retirement benefits exceeded thresholds that require current recognition of deferred losses related to these employees. These costs include $33 after-tax of severance related costs.
    (e) Gain related to the sale of our operations in Denmark.
    (f) Discontinued Operations -- In March 2004, we announced our intention to sell our Latin American properties. Accordingly, the prior period results have been recast to reflect the Latin American operations as Discontinued Operations and thus excluded from normalized results. These amounts are reported net of a $405 tax benefit in the first quarter of 2004 and of a $16 tax benefit in the first quarter of 2003.
    (g) SC Regulatory Settlement -- In April 2004, BellSouth entered into a settlement agreement with the South Carolina Consumer Advocate with respect to previously disclosed litigation (See 2003 10k). The settlement requires among other things, that BellSouth refund $50 million to its South Carolina customers. The refund was recorded in the first quarter 2004 as a reduction to revenue.

    BellSouth Corporation
    Consolidated Balance Sheets (unaudited)
    (amounts in millions, except per share data)

                                                                   Change vs.
                                           March 31,  December 31, Prior Year-
                                             2004         2003        End
    Assets
    Current Assets:
      Cash and cash equivalents               $5,368       $4,556        $812
      Accounts receivable, net of
       allowance for uncollectibles of
       $396 and $496                           2,385        2,870        (485)
      Material and supplies                      293          375         (82)
      Other current assets                       887        1,048        (161)
      Assets of discontinued operations        3,796            0       3,796
        Total Current Assets                  12,729        8,849       3,880

    Investments and Advances                   8,206        8,552        (346)
    Property, Plant and Equipment, net        22,282       23,807      (1,525)
    Deferred Charges and Other Assets          5,938        5,855          83
    Goodwill                                     249          342         (93)
    Intangible Assets, net                     1,525        2,297        (772)
    Total Assets                             $50,929      $49,702      $1,227

    Liabilities and Shareholders' Equity
    Current Liabilities:
      Debt maturing within one year           $2,508       $3,491       ($983)
      Accounts payable                         1,047        1,339        (292)
      Other current liabilities                3,059        3,628        (569)
      Liabilities of discontinued operations   2,582            0       2,582
        Total Current Liabilities              9,196        8,458         738

    Long-Term Debt                            10,616       11,489        (873)

    Noncurrent Liabilities:
      Deferred income taxes                    5,694        5,349         345
      Other noncurrent liabilities             4,367        4,694        (327)
        Total Noncurrent Liabilities          10,061       10,043          18

    Shareholders' Equity:
      Common stock, $1 par value               2,020        2,020           0
      Paid-in capital                          7,708        7,729         (21)
      Retained earnings                       17,626       16,540       1,086
      Accumulated other comprehensive income    (471)        (585)        114
      Shares held in trust and treasury       (5,827)      (5,992)        165
        Total Shareholders' Equity            21,056       19,712       1,344
    Total Liabilities and
     Shareholders' Equity                    $50,929      $49,702      $1,227

    BellSouth Corporation
    Consolidated Statements of Cash Flows (unaudited)
    (amounts in millions)

                                                1Q04        1Q03        4Q03
    Cash Flows from Operating Activities:
    Income from Continuing Operations         $1,150        $850        $836
    Adjustments to income from continuing
     operations:
       Depreciation and amortization             898         949         950
       Provision for uncollectibles              115         159         125
       Net losses (earnings) of equity
        affiliates                              (104)       (171)        (25)
       Deferred income taxes                     169         270         (12)
       Pension income                           (121)       (134)       (133)
       Pension settlement losses                 -            67         (40)
       Stock-based compensation expense           28          27          32
       (Gain) loss on sale/disposal of
        operations                              (462)        -           -
    Net change in:
       Accounts receivable and other
        current assets                           (14)       (106)        (89)
       Account payable and other current
        liabilities                               41         (33)       (233)
       Deferred charges and other assets         (25)         86          46
       Other liabilities and deferred credits      3         (56)       (143)
    Other reconciling items, net                  50           2          14
      Net cash provided by operating
       activities                              1,728       1,910       1,328

    Cash Flows from Investing Activities:
    Capital expenditures                        (635)       (588)       (948)
    Investments in debt and equity securities   (140)        (14)       (167)
    Proceeds from sale of securities and
     operations                                  559         -           -
    Proceeds from repayment of loans and
     advances                                    109         -           -
    Settlement of derivatives on advances        (17)        -           -
    Other investing activities, net               (5)         (3)         (1)
      Net cash provided by (used for)
       investing activities                     (129)       (605)     (1,116)

    Cash Flows from Financing Activities:
    Net borrowing (repayments) of short-
     term debt                                  (362)       (212)         (8)
    Repayments of long-term debt                  (7)       (512)        (13)
    Dividends paid                              (457)       (371)       (425)
    Purchase of treasury shares                  -          (255)       (536)
    Other financing activities, net               48          13          38
      Net cash used for financing activities    (778)     (1,337)       (944)

    Net Increase/(Decrease) in Cash from
     Continuing Operations                       821         (32)       (732)
    Net Increase/(Decrease) in Cash from
     Discontinued Operations                      (9)         (8)        263
      Net Increase in Cash and Cash
       Equivalents                               812         (40)       (469)
    Cash and Cash Equivalents at
     Beginning of Period                       4,556       2,482       5,025
    Cash and Cash Equivalents at End of
     Period                                   $5,368      $2,442      $4,556

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Communications Group (1)

                                        1Q04    1Q03   Growth   4Q03   Growth

    Operating Revenues
       Voice                           $3,169  $3,163    0.2%  $3,164    0.2%
       Data                             1,092   1,090    0.2%   1,094   -0.2%
       Other                              314     323   -2.8%     360  -12.8%
          Total Operating Revenues      4,575   4,576    0.0%   4,618   -0.9%
    Operating Expenses
       Cost of services and products 1,745 1,625 7.4% 1,698 2.8% Selling, general, &
        administrative expenses           772     764    1.0%     792   -2.5%
       Depreciation and amortization      888     937   -5.2%     941   -5.6%
          Total Operating Expenses      3,405   3,326    2.4%   3,431   -0.8%
    Segment Operating Income            1,170   1,250   -6.4%   1,187   -1.4%
    Interest Expense                       91     118  -22.9%      90    1.1%
    Other Income (Expense), net             6       3  100.0%      10  -40.0%
    Income Before Income Taxes          1,085   1,135   -4.4%   1,107   -2.0%
    Provision for Income Taxes            398     426   -6.6%     393    1.3%
            Segment Net Income(1)        $687    $709   -3.1%    $714   -3.8%

    Selected Financial and Operating Data

    (amounts in millions)
    Segment operating income           $1,170  $1,250   -6.4%  $1,187   -1.4%
    Segment operating margin            25.6%   27.3%   -170bps 25.7%  -10bps

    Long distance revenues               $440    $257   71.2%    $411    7.1%
    Access minutes of use              23,293  22,795    2.2%  22,903    1.7%
    Capital expenditures                 $612    $566    8.1%    $901  -32.1%
    (amounts in thousands)
    Wholesale Lines                     2,960   2,171   36.3%   2,682   10.4%
    DSL customers                       1,618   1,122   44.2%   1,462   10.7%
    LD customers                        4,596   1,930  138.1%   3,960   16.1%

    Consumer ARPU (4)                  $53.68  $49.93    7.5%  $53.20    0.9%

    BellSouth Corporation
    Results by Segment (unaudited)
    Supplemental Operating Data  (in thousands)

    Communications Group - Network Access Lines In Service Reported (a)

                                        1Q04    1Q03   Growth   4Q03   Growth
    Access lines
       Residence
           Retail
               Primary                 12,200  13,115   -7.0%  12,466   -2.1%
               Additional               1,525   1,849  -17.5%   1,601   -4.7%
              Total Retail Residence   13,725  14,964   -8.3%  14,067   -2.4%
           Wholesale
               Resale                     160     296  -45.9%     177   -9.6%
               UNE-P                    1,963   1,156   69.8%   1,696   15.7%
              Total Wholesale
               Residence                2,123   1,452   46.2%   1,873   13.3%
       Total Residence                 15,848  16,416   -3.5%  15,940   -0.6%

       Business
           Retail
               Total Retail Business    5,354   5,621   -4.8%   5,417   -1.2%
           Wholesale
               Resale                      67      77  -13.0%      73   -8.2%
               UNE-P                      714     614   16.3%     686    4.1%
              Total Wholesale Business    781     691   13.0%     759    2.9%
       Total Business                   6,135   6,312   -2.8%   6,176   -0.7%

       Other Retail/Wholesale Lines
               Retail                      48     146  -67.1%      97  -50.5%
               Wholesale                   56      28  100.0%      50   12.0%
       Total Other Retail/Wholesale
        Lines                             104     174  -40.2%     147  -29.3%

       Total Access Lines in Service   22,087  22,902   -3.6%  22,263   -0.8%

       ISDN line equivalents
             Residence                     12      17  -29.4%      13   -7.7%
             Business                   1,457   1,592   -8.5%   1,453    0.3%
       Total ISDN Adjusted ALIS        23,556  24,511   -3.9%  23,729   -0.7%

    (a)Prior period operating data are often revised at later dates to reflect updated information. The above information reflects the latest data available for the periods indicated.

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Domestic Wireless Segment (1)(a)

                                       1Q04    1Q03   Growth    4Q03   Growth

    Operating Revenues
       Service revenues (2)            $1,423  $1,357     4.9%  $1,414    0.6%
       Equipment and other revenues       154      98    57.1%     151    2.0%
          Total Operating Revenues      1,577   1,455     8.4%   1,565    0.8%
    Operating Expenses
       Cost of services and products      584     487    19.9%     607   -3.8%
       Selling, general, &
        administrative expenses           548     487    12.5%     599   -8.5%
       Depreciation and amortization      221     195    13.3%     228   -3.1%
          Total Operating Expenses      1,353   1,169    15.7%   1,434   -5.6%
    Segment Operating Income              224     286   -21.7%     131   71.0%
    Interest Expense                       79      90   -12.2%      82   -3.7%
    Other Income (Expense), net           (47)    (31)  -51.6%     (38) -23.7%
    Income Before Income Taxes             98     165   -40.6%      11    N/M*
    Provision for Income Taxes             39      64   -39.1%      (1)    N/M
            Segment Net Income(1)         $59    $101   -41.6%     $12  391.7%

    * - Not meaningful.

    Selected Financial and Operating
     Data

    (amounts in millions, except
     customer data in thousands)
    Segment operating income            $224    $286    -21.7%   $131   71.0%
    Segment operating margin           14.2%   19.7% -550 bps    8.4% 580 bps
    Cellular/PCS Operating Metrics:
       Total Customers                 9,847   8,846    11.3%   9,611    2.5%
       Net Customer Additions            222      76   192.1%     257  -13.6%
       Partitioned Customers and/or
        Adjustments                       15     -        N/M     -       N/M
       Churn                            2.7%    2.6%   10 bps    2.8% -10 bps
       Wireless Service ARPU (3)      $47.95  $50.76    -5.5%  $49.03   -2.2%
       Minutes Of Use Per Subscriber     488     405    20.5%     475    2.7%
       Licensed POPs (4)                  96      94     2.1%      94    2.1%
       Penetration (4)                 10.9%   10.0%   90 bps   10.8%  10 bps
    Cingular Interactive Operating
     Metrics:
       Total Customers                   307     334    -8.1%     316   -2.8%
       Net Customer Additions             (8)      7  -214.3%     -       N/M

    (a)The domestic wireless segment is comprised of BellSouth's 40% share of the reported results of Cingular Wireless.

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Advertising & Publishing (1)

                                         1Q04   1Q03   Growth  4Q03   Growth

    Operating Revenues
       Advertising and publishing
        revenues                          $466   $481   -3.1%   $470    -0.9%
       Commission revenues                  16     17   -5.9%     52   -69.2%
          Total Operating Revenues         482    498   -3.2%    522    -7.7%
    Operating Expenses
       Cost of services                     80     78    2.6%     91   -12.1%
       Selling, general, &
        administrative expenses            156    170   -8.2%    184   -15.2%
       Depreciation and amortization         7      7    0.0%      7     0.0%
          Total Operating Expenses         243    255   -4.7%    282   -13.8%
    Segment Operating Income               239    243   -1.6%    240    -0.4%
    Interest Expense                         2      2    0.0%      2     0.0%
    Other Income (Expense), net            -       (1) 100.0%      1  -100.0%
    Income Before Income Taxes             237    240   -1.3%    239    -0.8%
    Provision for Income Taxes              90     91   -1.1%     92    -2.2%
            Segment Net Income(1)         $147   $149   -1.3%   $147     0.0%

    Segment operating income              $239   $243   -1.6%   $240    -0.4%
    Segment operating margin             49.6%  48.8%  80 bps  46.0%  360 bps

    BellSouth Corporation
    Notes

    (1) Segment net income (loss) is based on normalized results which exclude certain one-time transactions and certain corporate intercompany billings. Intersegment revenues are not eliminated for purposes of management reporting.

    (2) Wireless service revenues includes activation fees, access, airtime, roaming, long distance and value added services. Roaming revenues are included on a gross basis for the Domestic Wireless segment. Average monthly revenue per customer is calculated by dividing average monthly service revenue by average customers.

    (3) Management uses average revenue per unit (ARPU) as an indicator of operating performance of the business.
        Consumer ARPU - is defined as consumer revenues during the period divided by average primary access lines during the period.
        Wireless Service ARPU - Cellular/PCS is defined as Cellular/PCS service revenues during the period divided by average Cellular/PCS subscribers during the period. This metric is used to compare the recurring revenue amounts being generated on our network to prior periods and internal targets. We believe that each of these metrics provides useful information concerning the performance of our initiatives to attract and retain high value customers and the use of our network.

    (4) Licensed POPs refers to the number of people residing in areas where Cingular and its partners, Salmon and T-Mobile USA, Inc., have licenses to provide cellular or PCS service, including the New York City metropolitan area, and in areas where Cingular has not yet commenced service, such as the Salt Lake City area. As a result of the consolidation of Salmon, effective January 1, 2003, Salmon's licensed POPs of 4 million (BellSouth's 40% share) are included in the 2003 total licensed POPs. Penetration calculation is based upon licensed operational POPs of 89 million (BellSouth's 40% share). The New York City metropolitan area is also included in the penetration calculation.

    BellSouth Corporation
    Non-GAAP Measures - Reconciliation
    (amounts in millions) (unaudited)

    Segment Net Income Reconciliation to GAAP Net Income

                                                 1Q04         1Q03       4Q03
    Communications group
     segment net income                          $687         $709       $714
    Domestic wireless group
     segment net income                            59          101         12
    Advertising and publishing group
     segment net income                           147          149        147
    Corporate, eliminations and other              (5)         (35)       (27)
    Normalized net income                         888          924        846
      Add back Excluded non-recurring or
       non-operational items (a)                  711          306        (59)
    Consolidated GAAP net income               $1,599       $1,230       $787

              Free Cash Flow
                                                 1Q04         1Q03       4Q03
    Net cash provided by
     operating activities                      $1,728       $1,910     $1,328
      Less Capital Expenditures                  (635)        (588)      (948)
    Operating Free Cash Flow                   $1,093       $1,322       $380

                 Net Debt
                                               March 31,      December 31,
                                                 2004            2003
    Total Debt                                 $13,124         $14,980
      Less Cash                                 (5,368)         (4,556)
    Net Debt                                    $7,756         $10,424


    Communications Group Operating Income before Depreciation and
    Amortization
                                               1Q04        1Q03        4Q03
    Operating Revenues                        $4,575      $4,576      $4,618
    Operating Income                           1,170       1,250       1,187
      Add back Depreciation and
       amortization                              888         937         941
    Operating Income before Depreciation
     and Amortization                         $2,058      $2,187      $2,128
    Margin                                     45.0%       47.8%       46.1%

    (a)  See pages 3 and 4 for detail of excluded items.